SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 25, 2014, Aaron’s, Inc. (the “Company”) issued a press release to announce its financial results for the first quarter of 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

The press release presents an estimate of the Company’s future diluted earnings per share (“EPS”) excluding the amortization of intangibles related to the Company’s recently closed acquisition of Progressive Finance Holdings, LLC as well as acquisition-related fees and expenses, including financial advisory and legal fees. This measure is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Because the Company has never completed an acquisition of the magnitude of the Progressive transaction, the Company believes presenting diluted EPS excluding these items is useful because it gives investors supplemental information to evaluate and compare the performance of the Company’s underlying core business from period to period, excluding certain effects of a transaction that is highly unusual for the Company. In addition, the Company cannot currently estimate future GAAP diluted earnings per share without unreasonable efforts due to the valuation of the acquisition-related intangibles and transaction costs not being complete at this time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
99.1	Aaron’s, Inc. press release dated April 25, 2014, announcing the Company’s financial results for the first quarter of 2014 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: April 25, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer